ADMINISTRATIVE SERVICES AGREEMENT

          AGREEMENT made as of January ___, 2001 by and between Impact Management Investment Trust ("IMIT"), a Massachusetts business trust and IMPACT Administrative Services, Inc. (the "Administrator"), a Florida corporation.

                                   WITNESSETH:

          WHEREAS, IMIT is registered as a diversified, open-end, series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and has established each of the separate portfolios listed on Attachment D (the "Portfolios"); and

          WHEREAS, IMIT wishes to retain the Administrator to provide certain transfer agent, fund accounting, dividend disbursing and administration services with respect to the Portfolios, and the Administrator is willing to furnish or provide for the furnishing of such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. APPOINTMENT. IMIT hereby appoints the Administrator to provide transfer agent, fund accounting, dividend disbursing and fund administration services to the Portfolios, subject to the supervision of the Board of Trustees of IMIT (the "Board"), for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 3 of this Agreement.

          2. SERVICES PROVIDED BY THE ADMINISTRATOR. The Administrator will provide the following services subject to the control, direction and supervision of the Board, and in compliance with the objectives, policies and limitations set forth in IMIT's Registration Statement, Bylaws and applicable laws and regulations.

               (a) GENERAL ADMINISTRATION. The Administrator shall manage, administer and conduct the general business activities of the Portfolios. The Administrator shall provide the personnel and facilities necessary to perform such general business activities. A detailed description of these services is included in Attachment A to this Agreement.

               (b) FUND ACCOUNTING. The Administrator shall provide the following accounting services to the Portfolios: (i) maintenance of the books and records and accounting controls for the Portfolios' assets, including records of all securities transactions; (ii) calculation of the Portfolios' net asset values in accordance with the Prospectuses and, if requested by IMIT, transmission of the net asset values to the NASD for publication of prices;
(iii) accounting for dividends, interest and other income received and distributions made by the Portfolios; (iv) preparation and filing of the Portfolios' state and federal tax returns and Semi-Annual Reports on Form N-SAR;
(v) production of transaction data, financial reports and such other periodic and special reports as the Board may reasonably request; (vi) the preparation of financial statements for the semi-annual and annual reports and other shareholder communications; (vii) liaison with the Portfolios' independent auditors; and (viii) monitoring and administration of arrangements with the Portfolios' custodian and depository banks. A complete listing of reports that will be available to each of the Portfolios is included in Attachment B of this Agreement.

               (c)  TRANSFER  AGENT.   With  respect  to  each  Portfolio,   the
Administrator shall:

                    (i) Maintain records showing for each shareholder the following: (A) name, address and tax identification number; (B) number of shares held of the Portfolio; (C) historical information including dividends paid and the date and price of all transactions including individual purchases and redemptions; and (D) any dividend reinvestment order, application, dividend address and correspondence relating to the current maintenance of the account.

                    (ii) Record the issuance of shares of beneficial interest of IMIT and shall notify the Fund in case any proposed issue of shares by the Portfolio shall result in an over-issue as identified by Section 8-104(2) of the Uniform Commercial Code and in case any issue would result in such an over-issue, shall refuse to countersign an over-issue, and/or credit, said shares. Except as specifically agreed in writing between the Administrator and IMIT, the Administrator shall have no obligation when countersigning and issuing and/or crediting shares, to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

                    (iii)Process all orders for the purchase of shares of the Portfolio in accordance with IMIT's current Registration Statement. Upon receipt of any check or other payment for purchase of shares of the Portfolio from an investor, it will: (A) stamp the envelope with the date of receipt; (B) forthwith process the same for collection; and (C) determine the amounts thereof due the Portfolio, and notify the Portfolio of such determination and deposit, such notification to be given on a daily basis of the total amounts determined and deposited to the Portfolio's custodian bank account during such day. The Administrator shall then credit the share account of the investor with the number of shares to be purchased according to the price of the Portfolio's shares in effect for purchases made on the date such payment is received by the Administrator, determined as set forth in the Portfolio's current Prospectus, and shall promptly mail a confirmation of said purchase to the investor, all subject to any instructions which IMIT may give to the Administrator with respect to the timing or manner of acceptance of orders for Portfolio shares relating to payments so received by it.

                    (iv) Receive and stamp with the date of receipt all written requests for redemptions or repurchase of shares and shall process redemptions and repurchase requests as follows: (A) if such redemption request complies with the applicable standards approved by IMIT, the Administrator shall on each business day notify the Portfolio of the total number of shares presented and covered by such requests received by the Administrator on such day; (B) on or prior to the seventh calendar day succeeding any such request for redemption, the Administrator shall notify the custodian, subject to the instructions from the Portfolio, to transfer monies to such account as designated by the Administrator for such payment to the redeeming shareholder of the applicable redemption or repurchase price; (C) if any such request for redemption or repurchase does not comply with applicable standards, the Administrator shall promptly notify the investor of such fact, together with the reason therefor, and shall effect such redemption at the Portfolio's price next determined after receipt of documents complying with said standards or at such other time as IMIT shall so direct.

                    (v)  Acknowledge  all   correspondence   from   shareholders
relating  to  their  share  accounts  and  undertake   such  other   shareholder
correspondence as may from time to time be mutually agreed upon.

                    (vi) Process redemptions of Portfolio shares upon telephone instructions from qualified shareholders in accordance with the procedures set forth in the Portfolio's current Prospectus. The Administrator shall be permitted to act upon the instruction of any person by telephone to redeem Portfolio shares from any account for which such services have been authorized. IMIT hereby agrees to indemnify and hold the Administrator harmless against all losses, costs or expenses, including attorneys' fees and expenses suffered or incurred by the Administrator directly or indirectly as a result of relying on the telephone instructions of any person acting on behalf of a shareholder account for which telephone services have been authorized.

                    (vii)Transfer on the records of the Portfolio maintained by it, shares held in non-certificate form, upon the surrender to it of transfer documents in proper form for transfer and, upon cancellation thereof, to countersign and issue new documents of ownership for a like amount of stock and to deliver the same pursuant to the transfer instructions.

                    (viii) In the event that any check or other order for the payment of money is returned unpaid for any reason, take such steps, including redepositing said check for collection or returning said check to the investor, as the Administrator may, at its discretion, deem appropriate and notify the Portfolio of such action, unless the Portfolio instructs otherwise. However, the Administrator shall not be liable to IMIT or the Portfolio for any returned checks or other order for the payment of money if it follows reasonable procedures with respect thereto.

                    (ix) Prepare, file with the Internal Revenue Service, and mail to shareholders such returns for reporting payment of dividends and distributions as are required by applicable laws to be so filed and/or mailed, and the Administrator shall withhold such sums as are required to be withheld under applicable Federal income tax laws, rules and regulations.

                    (x) Mail proxy statements, proxy cards and other materials and shall receive, examine and tabulate returned proxies. The Administrator shall make interim reports of the status of such tabulation to IMIT upon request, and shall certify the final results of the tabulation.

               (d) DIVIDEND DISBURSING. The Administrator shall act as Dividend Disbursing Agent for the Portfolios, and, as such, shall prepare and mail checks; or credit income and capital gain payments to shareholders. The Portfolios shall advise the Administrator of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. The Administrator shall, on or before the payment date of any such dividend or distribution, notify the Portfolios' custodian of the estimated amount required to pay any portion of said dividend or distribution which is payable in cash, and on or before the payment date of such distribution, the Portfolios shall instruct its custodian to make available to the Administrator sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to his account and/or certificates delivered where requested. A shareholder not electing issuance of certificates will receive a confirmation from the Administrator indicating the number of shares credited to his account.

               (e)  MISCELLANEOUS. The Administrator will also:

                    (i) Provide office facilities (which may be in the offices of the Administrator or a corporate affiliate of them, but shall be in such location as IMIT shall reasonably approve) and the services of a principal financial officer to be appointed by IMIT;

                    (ii) Furnish   statistical   and  research  data,   clerical
services and stationery and office supplies;

                    (iii)Assist in the monitoring of regulatory and legislative developments which may affect IMIT and the Portfolios and, in response to such developments, counsel and assist IMIT in routine regulatory examinations or investigations of IMIT and the Portfolios, and work with outside counsel to IMIT in connection with regulatory matters or litigation.

                    (iv) In performing its duties: (A) will act in accordance with IMIT's Declaration of Trust, Bylaws, Prospectus and the instructions and directions of the Board and will conform to, and comply with, except as otherwise provided herein, the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (B) will consult with outside legal counsel to IMIT, as necessary or, appropriate.

                    (v) Preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under said Act in connection with the services required to be performed hereunder. The Administrator further agrees that all such records which it maintains for the Portfolios are the property of IMIT and further agrees to surrender promptly to IMIT any of such records upon IMIT's request.

                    (vi) The Administrator may, at its expense and discretion, subcontract with any entity or person concerning the provisions of the services contemplated hereunder. The Administrator will provide prompt notice of such delegation and provide copies of such subcontracts to IMIT.

          3.   FEES, EXPENSES; EXPENSE REIMBURSEMENT.

               (a) For the services rendered for the Portfolios pursuant to this Agreement, the Administrator shall be entitled to fees as set forth in the fee schedule on Attachment C of this Agreement. Such fees are to be paid monthly on the first business day of the following month. Upon any termination of this Agreement before the end of any month, the fee for such part of the month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

               (b) The Administrator will from time to time employ or associate with such person or persons as may be fit to assist them in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrator and IMIT. The compensation of such person or persons for such employment shall be paid by the Administrator and no obligation will be incurred by or on behalf of IMIT in such respect.

               (c) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Portfolios will be borne by the Portfolios or other parties, including interest, brokerage fees and commissions, if any, and advisory fees; provided, however, that, except as provided in any distribution plan adopted by IMIT, the Portfolios will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Portfolios. In addition, the Administrator may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices in connection with determining the net asset values of the Portfolios, and a Portfolio will reimburse the Administrator for its share of the cost of such services based upon its actual use of the services for the benefit of such Portfolio.

          4.   DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY.

               (a) In the performance of its duties hereunder, the Administrator shall be obligated to exercise due care and diligence and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, the Administrator shall be entitled to rely on any oral or written instructions, notices or other communications from IMIT or the Portfolios and their custodians, officers and directors, investors, agents, legal counsel and other service providers which communications the Administrator reasonably believes to be genuine, valid and authorized.

               (b) Subject to the foregoing, the Administrator shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Portfolios, in connection with the matters to which this Agreement relates, except for a loss or expense resulting from misfeasance, bad faith or negligence on the Administrator's part in the performance of its duties or from disregard by the Administrator of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Administrator, who may be or become an officer, director, partner, employee or agent of the Portfolios, shall be deemed when rendering services to the Portfolios or acting on any business of the Portfolios (other than services or business in connection with the Administrator's duties hereunder) to be rendering such services to or acting solely for the Portfolios and not as an officer, director, partner, employee or agent or person under the control or direction of the Administrator even though paid by the Administrator.

               (c)  The  Administrator  shall not be  responsible  for, and IMIT shall indemnify and hold the Administrator harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities, except for a loss or expense resulting from misfeasance, bad faith or negligence on the Administrator's part in the performance of its duties or from disregard by the Administrator of its obligations and duties under this Agreement, arising out of or attributable to:

                    (i) The reliance on or use by the Administrator of its officers, employers or agents of information, records, or documents which are received by the

Administrator or its officers, employers or agents and furnished to it or them by or on behalf of IMIT, and which have been prepared or maintained by IMIT or its officers, employees or agents;

                    (ii) IMIT's refusal or failure to comply with the terms of this Agreement or IMIT's lack of good faith, or its actions, or lack thereof, involving gross negligence or willful misfeasance;

                    (iii)The taping or other form of recording of telephone conversations or other forms of electronic communications with other agents of IMIT, its investors and shareholders, or reliance by the Administrator on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized; and

                    (iv) The offer or sale of shares by IMIT in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state resulting from activities, actions, or omissions by IMIT or its officers, employees, or agents prior to the effective date of this Agreement.

               (d) The Administrator shall indemnify and hold IMIT harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liability arising out of or attributable to the Administrator's refusal or failure to comply with the terms of this Agreement; the Administrator's breach of any representation or warranty made by it herein; or the Administrator's lack of good faith, or acts involving negligence, misfeasance or disregard of its duties hereunder.

          5. TERM. The Administrator will start the provision of the services contemplated by this Agreement on the date first hereinabove written or whenever the current service provider ceases to provide its services and the operative terms of the Agreement will be effective for a period of one (1) year from such date, unless sooner terminated as provided herein. Thereafter, unless sooner terminated as provided herein, this Agreement shall continue in effect from year to year provided such continuance is specifically approved at least annually by the Board. This Agreement is terminable, without penalty, by the Board or by the Administrator, on not less than ninety (90) days' written notice. Except as provided in Section 8 hereof, this Agreement shall automatically terminate upon its assignment by the Administrator without the prior written consent of IMIT. Upon termination of this Agreement, IMIT shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is later.

          6. NON-ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party; provided, however, that the Administrator may in its own discretion and without limitation or prior consent of IMIT, whenever and on such terms and conditions as it deems necessary or appropriate, enter into subcontracts, agreements and understandings with non-affiliated third parties; provided, that such subcontract, agreement or understanding shall not discharge the Administrator from its obligations hereunder or delegation of duties to another third party.

          7. NOTICE. Any notice required or permitted hereunder shall be in writing to the parties at the following address (or such other address as a party may specify by notice to the other):

          If to IMIT:                     Impact Management Investment Trust
                                          333 West Vine Street
                                          Suite 206
                                          Lexington, KY  40507
                                          Attn:  Charles R. Clark
                                                 Chairman

          With a copy to:                 Pepper Hamilton LLP
                                          3000 Two Logan Square
                                          18th and Arch Streets
                                          Philadelphia, PA  19103
                                          Attn:  Joseph V. Del Raso, Esq.

          If to Administrator:            IMPACT Administrative Services, Inc.
                                          333 West Vine Street
                                          Suite 206
                                          Lexington, KY  40507
                                          Attn:  Charles R. Clark
                                                 President

          Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

          8. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

          9. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          10. SUCCESSOR AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the successors and assigns of the parties hereto.

          11. GOVERNING LAW. This Agreement shall be governed by Massachusetts law, including its choice of law provisions.

          12. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date indicated above.

                                        IMPACT MANAGEMENT INVESTMENT TRUST

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        IMPACT ADMINISTRATIVE SERVICES, INC.

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                  ATTACHMENT A

                             ADMINISTRATION SERVICES
                           PROVIDED TO EACH PORTFOLIO

Compliance
----------

          Prepare and update compliance manuals and procedures.

          Assist in the training of portfolio managers, management and Portfolio accountants concerning compliance manuals and procedures.

          Monitor the Portfolio's compliance with investment restrictions (i.e. issuer or industry diversification, etc.) listed in the current Prospectuses and Statement of Additional Information. (Frequency - Daily)

          Monitor the Portfolio's compliance with the requirements of the Internal Revenue Code (the "Code") Section 851 for qualification as regulated investment companies.

          (Frequency - Monthly)

          Calculate and recommend dividend and capital gain distributions in accordance with distribution policies detailed in the Prospectus. (Frequency - Determined by Prospectus)

          Prepare year-end dividend and capital gain distributions to establish IMIT's status as a RIC under Section 4982 of the Code regarding minimum distribution requirements. File Federal Excise Tax Return (Form 8613). (Frequency - Annually)

          Mail quarterly requests for "Securities Transaction Reports" to IMIT's Trustees and Officers and "access persons" under the terms of IMIT's Code of Ethics and SEC regulations.

          Monitor investment adviser's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements." (Frequency - Daily)

          Review  investments   involving  interests  in  any  broker,   dealer,
underwriter or investment adviser to ensure continued compliance with Section 12(d)(3) of the 1940 Act.

          (Frequency - Quarterly)

          Monitor the Portfolio's brokerage allocation and prepare quarterly brokerage allocation reports for Board meetings (consistent with reporting from the current service provider).

Reporting
---------

          Prepare  agreed upon  management  reports and Board  materials such as
unaudited  financial  statements,   distribution  summaries  and  deviations  of
mark-to-market valuation and the amortized cost for money market funds.

          Report Portfolio performance to outside services as directed by Portfolio management.

          Prepare  and file  IMIT's  Semi-Annual  Reports on Form N-SAR with the
SEC.

          Prepare and file Portfolio Federal tax returns along with all state and local tax returns and State Expense Limitation returns, where applicable.

          Prepare and coordinate printing of Portfolio's Semi-Annual and Annual Reports to shareholders.

          File copies of every report to shareholders with the SEC under Rule 30b2-1.

          Notify shareholders as to what portion, if any, of the distributions made by the Portfolio during the prior fiscal year were exempt-interest dividends under Section 852(b)(5)(A) of the Code.

          Provide Form 1099-MISC to persons other than corporations (i.e., Trustees/Directors) to whom the Portfolio paid more than $600 during the year.

Administration
--------------

          Serve as officers of the Portfolio and attend IMIT Board meetings.

          Prepare Portfolio expense projections, establish accruals and review on a periodic basis.

          Expenses based on a percentage of Portfolio's average daily net assets (advisory and administrative fees).

          Expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors' fees, etc.).

          Provide financial information for proxies and Prospectus (Expense Table).

          Coordinate all communications and data collection with regard to any regulatory examinations and yearly audit by independent accountants.

Legal Affairs
-------------

          Prepare and update documents, such as Declaration of Trust, foreign corporation qualification filings, and Bylaws.

          Update and file post-effective amendments to IMIT's registration statement on Form N-1A and prepare supplements as needed.

          Prepare and file Rule 24f-2 Notice.

          Prepare proxy materials and administer shareholder meetings.

          Review contracts between IMIT and its service providers (must be sensitive to conflict of interest situations).

          Apprise and train management and staff with respect to important legal issues.

          Prepare and maintain all state registrations and exemptions of IMIT's securities including annual renewals, preparing and filing sales reports, filing copies of the registration statement and final prospectus and statement of additional information, and increasing registered amounts of securities in individual states.

          Review and monitor fidelity bond and errors and omissions insurance coverage and make any related regulatory filings.

          Prepare agenda and Board materials, including materials relating to contract renewals, for all Board meetings.

          Maintain minutes of Board and shareholder meetings.

          Act as liaison with Portfolio's distributor and outside counsel.

                                  ATTACHMENT B

Portfolio Accounting Daily Reports
----------------------------------

     A.   General Ledger Reports

          1.   Trial Balance Report
          2.   General Ledger Activity Report

     B.   Portfolio Reports

          1.   Portfolio Report
          2.   Cost Lot Report
          3.   Purchase Journal
          4.   Sell/Maturity Journal
          5.   Amortization/Accretion Report
          6.   Maturity Projection Report

     C.   Pricing Reports

          1.   Pricing Report
          2.   Pricing Report by Market Value
          3.   Pricing Variance by % Change
          4.   NAV Report
          5.   NAV Proof Report

     D.   Accounts Receivable/Payable Reports

          1.   Accounts Receivable for Investments Report
          2.   Accounts Payable for Investments Report
          3.   Interest Accrual Report
          4.   Dividend Accrual Report

     E.   Other

          1.   Dividend Computation Report
          2.   Cash Availability Report
          3.   Settlement Journal

Monthly Portfolio Accounting Reports
------------------------------------

          1.   Cost Proof Report
          2.   Transaction History Report
          3.   Realized Gain/Loss Report
          4.   Interest Record Report
          5.   Dividend Record Report
          6.   Broker Commission Totals
          7.   Broker Principal Trades

          8.   Shareholder Activity Report
          9.   Performance Report

                                  ATTACHMENT C

                                  FEE SCHEDULE

(a)  Administrative Service Fee:
     --------------------------

          For the services rendered by IASI pursuant to this Agreement, IMIT shall pay IASI at the beginning of each month, a fee, calculated as a combination of asset-based charges and transaction charges as follows:

(b)  Asset-Based Charge:
     ------------------

          0.35% annually of the average daily net assets of each Portfolio for the previous month

(c)  Transaction Fees:
     ----------------

          (There shall be no transaction fees charged at this time.)

     Trade Entry (purchase/liquidation) and maintenance transactions.....$0 each
     New account set-up..................................................$0 each
     Customer service calls..............................................$0 each
     Correspondence/information requests.................................$0 each
     Check preparation...................................................$0 each
     Liquidation's paid by wire transfer.................................$0 each
     Omnibus accounts (per transaction)......................................*$0
     ACH charge..........................................................$0 each
     SWP................................................................*$0 each

*Not included as a Trade Entry

(d)  Expenses:
     --------

          IMIT shall reimburse the Administrator for any out-of-pocket expenses, exclusive of salaries, advanced by the Administrator in connection with but not limited to the printings or filings of documents for IMIT, travel, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, postage, telex, and courier charges, incurred in connection with the performance of the duties hereunder. The Administrator shall provide IMIT with a monthly invoice of such expenses and IMIT shall reimburse the Administrator within fifteen (15) days after receipt thereof.

                                  ATTACHMENT D

Impact Total Return Portfolio

Jordan 25 Fund

Jordan 25 Variable Fund

Schneider Large Cap Variable Fund

                                      D-1